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                                                                   EXHIBIT 10.9

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                           FIFTH AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                     AMERICAN COMMERCIAL FINANCE CORPORATION

                                  AS BORROWER,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                          FOOTHILL CAPITAL CORPORATION

                    AS THE ARRANGER AND ADMINISTRATIVE AGENT

                           DATED AS OF AUGUST 5, 2002

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             FIFTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS FIFTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), is entered into as of August 5, 2002, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "LENDER" and collectively as the "LENDERS"), and FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("AGENT") and, on the other hand, AMERICAN COMMERCIAL FINANCE CORPORATION, a Delaware corporation ("BORROWER").

                                    RECITALS

         WHEREAS, Borrower, HPSC, Inc., a Delaware corporation ("HPSC"), Existing Lenders (as such term is defined herein), Fleet National Bank, a national banking association, as the administrative agent for the Former Lenders (the "EXISTING AGENT"; together with the Existing Lenders, the "EXISTING LENDER GROUP") are parties to that certain Fourth Amended and Restated Credit Agreement dated as of May 12, 2000, as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of December 1, 2000, as further amended by that certain Second Amendment to Fourth Amended and Restated Credit Agreement dated as of December 31, 2000, as further amended by that certain Third Amendment to Fourth Amended and Restated Credit Agreement dated as of May 8, 2001, as further amended by that certain Fourth Amendment to Fourth Amended and Restated Credit Agreement dated as of May 6, 2002, and as further amended by that certain Fifth Amendment to Fourth Amended and Restated Credit Agreement dated as of June 5, 2002 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "EXISTING CREDIT AGREEMENT").

         WHEREAS, concurrent herewith, HPSC, the lenders a party thereto (collectively the "HPSC LENDERS"), and Foothill Capital Corporation, a California corporation, as administrative agent for the HPSC Lenders (in such capacity, together with its successors and assigns in such capacity, the "HPSC AGENT"; and together with the HPSC Lenders, the "HPSC LENDER GROUP") are entering into that certain Fifth Amended and Restated Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "HPSC LOAN AGREEMENT").

         WHEREAS, concurrent herewith, Foothill Capital Corporation, a California corporation ("FOOTHILL") and the Existing Lender Group are entering into that certain Purchase Agreement (the "PURCHASE AGREEMENT") whereby the Existing Lender Group has transferred and assigned to Foothill all of the rights and obligations of the Existing Lender Group under the Existing Loan Documents (as such term is defined below).

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         WHEREAS, concurrent herewith, Foothill, Borrower and HPSC are entering into that certain letter agreement (the "ALLOCATION AGREEMENT") pursuant to which Foothill, Borrower and ACFC agree that (a) the obligations of Borrower under the Existing Credit Agreement will be amended and restated as set forth in this Agreement, (b) $10,500,000.00 of the Indebtedness of Borrower and HPSC under the Existing Credit Agreement shall be allocated to Borrower under this Agreement, shall be deemed to be Advances hereunder, and shall be held by the Lenders ratably in accordance with their Pro Rata Shares, (c) the obligations of ACFC under the Existing Credit Agreement will be amended and restated as set forth in the ACFC Loan Agreement, and (d) $39,864,154.41 of the Indebtedness of Borrower and HPSC under the Existing Credit Agreement shall be allocated to HPSC under the HPSC Agreement, shall be deemed to be Advances thereunder, and shall be held by the HPSC Lenders ratably in accordance with their Pro Rata Shares (as such term is defined in the HPSC Loan Agreement).

         WHEREAS, it is hereby understood that no repayment of the obligations under the Existing Credit Agreement is being effected hereby, but merely an amendment and restatement in accordance with the terms hereof.

         In consideration of the premises and the covenants and agreements contained herein, the parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

     1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

            "ACCOUNT DEBTOR" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

            "ACCOUNTS" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

            "ACH TRANSACTIONS" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Borrower or its Subsidiaries.

            "ADDITIONAL DOCUMENTS" has the meaning set forth in SECTION 4.4.

            "ADVANCES" has the meaning set forth in SECTION 2.1.

            "AFFILIATE" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For

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purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; PROVIDED, HOWEVER, that, for purposes of the definitions of Eligible Receivables and
SECTION 7.14 hereof: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

            "AFTER ACQUIRED PROPERTY" has the meaning set forth in SECTION 6.17.

            "AGENT" means Foothill, solely in its capacity as agent for the Lenders hereunder, and any successor thereto.

            "AGENT'S ACCOUNT" means the account identified on SCHEDULE A-1.

            "AGENT ADVANCES" has the meaning set forth in SECTION 2.3(e)(i).

            "AGENT'S LIENS" means the Liens granted by Borrower to Agent for the benefit of the Lender Group and any Bank Product Provider under this Agreement or the other Loan Documents.

            "AGENT-RELATED PERSONS" means Agent together with its Affiliates, officers, directors, employees, and agents.

            "AGREEMENT" has the meaning set forth in the preamble hereto.

            "ALLOCATION AGREEMENT" has the meaning set forth in the recitals hereto.

            "APPLICABLE PREPAYMENT PREMIUM" means, as of any date of determination, an amount equal to 1% TIMES the Maximum Revolver Amount.

            "ASSIGNEE" has the meaning set forth in SECTION 14.1.

            "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in the form of EXHIBIT A-1.

            "AUTHORIZED PERSON" means any officer or other employee of Borrower.

            "AVAILABILITY" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrower is entitled to borrow as Advances under SECTION 2.1 (after giving effect to all then

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outstanding Obligations (other than Bank Products Obligations) and all sublimits and reserves applicable hereunder).

            "BANKNORTH" means Banknorth, N.A.

            "BANK PRODUCT AGREEMENTS" means those certain agreements entered into from time to time by Borrower or its Subsidiaries in connection with any of the Bank Products.

            "BANK PRODUCT OBLIGATIONS" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrower is obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Borrower or its Subsidiaries pursuant to the Bank Product Agreements.

            "BANK PRODUCT PROVIDER" means (a) Wells Fargo or any of its Affiliates, or (b) a Lender or any Affiliate of a Lender.

            "BANK PRODUCTS" means any service or facility extended to Borrower or its Subsidiaries by any Bank Product Provider including: (a) credit cards,
(b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedge Agreements.

            "BANK PRODUCT RESERVES" means, as of any date of determination, the amount of reserves that Agent has established (based upon the relevant Bank Product Providers' reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding.

            "BANKRUPTCY CODE" means the United States Bankruptcy Code, as in effect from time to time.

            "BASE RATE" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

            "BASE RATE MARGIN" means, on or before the date that is 180 days after the Closing Date, 1.00 percentage point, and thereafter, 2.00 percentage points.

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            "BENEFIT PLAN" means a "defined benefit plan" (as defined in SECTION
3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

            "BOARD OF DIRECTORS" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board.

            "BOOKS" means Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of Borrower's Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

            "BORROWER" has the meaning set forth in the preamble to this Agreement.

            "BORROWER SPIN-OFF" means the sale by HPSC of all of the shares of Stock of Borrower owned by HPSC or by Borrower of all or substantially all of its assets, so long as (i) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed transaction, and (ii) HPSC or Borrower receives fair market value for such Stock or assets.

            "BORROWING" means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

            "BORROWING BASE" has the meaning set forth in SECTION 2.1.

            "BORROWING BASE CERTIFICATE" means a certificate in the form of EXHIBIT B-1.

            "BRAVO" means HPSC Bravo Funding, LLC, a Delaware corporation.

            "BRAVO CREDIT AGREEMENT" means the lease receivables-backed credit agreement, dated as of January 31, 1995, as amended, restated, supplemented or otherwise modified from time to time, by and among Bravo, Triple-A One Funding Corporation, a Delaware corporation and Capital Markets Assurance Corporation, a New York stock insurance company.

            "BRAVO EVENT OF TERMINATION" means any event or condition identified as an "Event of Termination" under the Bravo Purchase Agreement.

            "BRAVO LEASE RECEIVABLES PURCHASE AGREEMENT" means that certain Second Amended and Restated Lease Receivables Purchase Agreement dated contemporaneously herewith, as amended, restated, supplemented or otherwise modified from time to time, by and among Borrower, Bravo, Triple-A One Funding Corporation, a Delaware corporation,

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and Capital Markets Assurance Corporation, a New York stock insurance company, which is in form and substance satisfactory to Agent.

            "BRAVO PURCHASE AGREEMENT" means that certain Amended and Restated Purchase and Contribution Agreement dated as of March 31, 2000, as amended, restated, supplemented or otherwise modified from time to time, by and between Bravo and the HPSC.

            "BRAVO WIND-DOWN EVENT" means any event or condition identified as a "Wind-Down Event" under the Bravo Credit Agreement or under the Bravo Lease Receivables Purchase Agreement.

            "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

            "CAPITAL LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "CAPITALIZED LEASE OBLIGATION" means any Indebtedness represented by obligations under a Capital Lease.

            "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof that are either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) in an amount less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

            "CASH MANAGEMENT BANK" has the meaning set forth in SECTION 2.7(a).

            "CASH MANAGEMENT ACCOUNT" has the meaning set forth in SECTION
2.7(a).

            "CASH MANAGEMENT AGREEMENTS" means those certain cash management service agreements, in form and substance satisfactory to Agent, each of which is among Borrower, Agent, and the Cash Management Bank.

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            "CHANGE OF CONTROL" means (a) HPSC ceases to directly own and control 100% of the outstanding capital Stock of Borrower, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors,
(c) Richard Mount is no longer employed as an officer of Borrower, (d) except as a result of a Permitted Disposition, Borrower ceases to directly own and control 100% of the outstanding capital Stock of each of its Subsidiaries extant as of the Closing Date, or (e) a "Change of Control" occurs under and as defined in the Indenture.

            "CLOSING DATE" means the date of the making of the initial Advance (or other extension of credit) hereunder.

            "CLOSING DATE BUSINESS PLAN" means the set of Projections of Borrower for the 3 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

            "CODE" means the California Uniform Commercial Code, as in effect from time to time.

            "COLLATERAL" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                  (a) Accounts,

                  (b) Books,

                  (c) Equipment,

                  (d) General Intangibles,

                  (e) Inventory,

                  (f) Investment Property,

                  (g) Negotiable Collateral,

                  (h) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                  (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

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            "COLLATERAL ACCESS AGREEMENT" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

            "COLLECTIONS" means ALL cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower.

            "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C-1 delivered by the chief financial officer of Borrower to Agent.

            "CONTINUING DIRECTOR" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and
(b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

            "CONTROL AGREEMENT" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by Borrower, Agent, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a deposit account.

            "CURRENT VALUE" has the meaning set forth in SECTION 6.17.

            "DAILY BALANCE" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

            "DDA" means any checking or other demand deposit account maintained by Borrower.

            "DEBT TO WORTH RATIO" means, as of any date of determination, a ratio of (a) the outstanding amount of Indebtedness (other than Subordinated
Debt) of Borrower as of such date, to (a) the sum of (i) Tangible Net Worth as of such date, PLUS (ii) the outstanding amount of the Subordinated Debt as of such date.

            "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

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            "DEFAULTING LENDER" means any Lender that fails to make any Advance
(or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

            "DEFAULTING LENDER RATE" means (a) the Base Rate for the first 3 days from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Advances (inclusive of the Base Rate Margin applicable thereto).

            "DESIGNATED ACCOUNT" means that certain DDA of Borrower identified on SCHEDULE D-1.

            "DISBURSEMENT LETTER" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

            "DOLLARS" or "$" means United States dollars.

            "DUE DILIGENCE LETTER" means the due diligence letter sent by Agent's counsel to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

            "EBITDA" means, with respect to any fiscal period, Borrower's net earnings (or loss), MINUS extraordinary gains, PLUS interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

            "ELIGIBLE RECEIVABLES" means those Receivables, created by Borrower in the ordinary course of business, that comply with each of the representations and warranties respecting Eligible Receivables made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; PROVIDED, HOWEVER, that such criteria may be fixed and revised from time to time by Agent in Agent's Permitted Discretion. Eligible Receivables shall not include the following, as determined by Agent in its sole credit judgment:

                  (a) Receivables with respect to which the applicable commercial loan either (i) did not originally close or fund on or before May 31, 2002, or (ii) is not in compliance with Borrower's written underwriting policies, including that the loans comply with all applicable laws, including usury laws, and that the underlying collateral conforms to Borrower's underwriting guidelines and with regard to Borrower's loan-to-value limitations, or

                  (b) Receivables that are not in conformance with Borrower's documentation guidelines (which documentation and guidelines must be satisfactory to Agent, including that (i) if there is a promissory note, there is only one promissory note, and

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(ii) each promissory note or loan agreement, as applicable, is fully assignable by Borrower without any condition or required consent or notice),

                  (c) Receivables that are not payable in Dollars or Canadian dollars,

                  (d) Receivables with respect to an Account Debtor (or its Affiliates) whose total obligations owing to Borrower exceed $3,000,000, to the extent of the obligations owing by such Account Debtor (or its Affiliates) in excess of such amount; PROVIDED, HOWEVER, that (i) Agent agrees to consider, on a case-by-case basis, exceptions to the foregoing Dollar limitation, such determination to be made by Agent in its sole discretion based upon the creditworthiness of the applicable Account Debtor and the quality of the underlying collateral for such loan, and (ii) Borrower's Receivables due from Amerifit Nutrition (up to a maximum amount of $5,000,000) and Halco Industries (up to a maximum amount of $4,000,000) shall not be excluded as ineligible under this clause,

                  (e) (i) Receivables owed by Amerifit Nutrition to the extent of the obligations owing by such Account Debtor in excess of 20% of all Eligible Receivables (such percentage being calculated without regard to the effect, if any of this clause and such percentage being subject to reduction by Agent in its sole discretion if the creditworthiness of such Account Debtor deteriorates), (ii) Receivables owed by Halco Industries to the extent of the obligations owing by such Account Debtor in excess of 20% of all Eligible Receivables (such percentage being calculated without regard to the effect, if any of this clause and such percentage being subject to reduction by Agent in its sole discretion if the creditworthiness of such Account Debtor deteriorates), and (iii) Receivables owed by any other Account Debtor (and its Affiliates) to the extent of the obligations of such Account Debtor (and its Affiliates) in excess of 10% of all Eligible Receivables (such percentage being calculated without regard to the effect, if any of this clause and such percentage as applied to a particular Account Debtor (and its Affiliates) being subject to reduction by Agent in its sole discretion if the creditworthiness of such Account Debtor (and its Affiliates) deteriorates),

                  (f) Receivables with respect to an Account Debtor that is more than 30 days past due with respect to any payment owed to Borrower; PROVIDED, HOWEVER, that a Receivable that would otherwise be excluded under this clause shall not be excluded if, in the determination of Agent (in its sole discretion), the applicable Receivable is secured by collateral of a type and in an amount sufficient to fully secure all of the obligations of the Account Debtor owed to Borrower,

                  (g) Receivables with respect to an Account Debtor that is over-advanced (based upon the borrowing base formula set forth in the applicable loan documents) or over-line (based upon the maximum line amount set forth in the applicable loan documents); PROVIDED, HOWEVER, that a Receivable that would otherwise be excluded under this clause shall not be excluded if, in the sole determination of Agent, (i) the applicable Receivable is secured by collateral of a type and in an amount sufficient to fully secure all of the obligations of the Account Debtor owed to Borrower, and (ii) the over-advance

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amount is not greater than 10% of the applicable borrowing base calculated in accordance with the provisions set forth in the applicable loan documents or the over-line amount is not more than 10% in excess of the applicable maximum line amount provision set forth in the applicable loan documents,

                  (h) Receivables, to the extent that the amount of each such Receivable exceeds 85% of the eligible accounts receivable, 50% of the eligible inventory (calculated at cost), 60% of eligible equipment (calculated at net liquidation value), 70% of eligible real property (calculated at fair market value), and an agreed upon percentage of other readily marketable assets (such percentage and the type of such other assets to be satisfactory to Agent) of the applicable Account Debtor the aggregate value of all assets securing such Receivable,

                  (i) Receivables based upon the collateral value of unbilled accounts, pre-billed accounts, purchase orders, progress billings, or accounts owed by affiliates, except to the extent that such Receivables are reviewed and determined by Agent in its sole and absolute discretion to be eligible;

                  (j) Receivables based upon the collateral value of eligible equipment or eligible real property that exceed 10% of all Eligible Receivables (calculated without regard to the exclusion under this clause), to the extent of the Indebtedness owing by such Account Debtors or Makers in excess of such percentage,

                  (k) Receivables with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower,

                  (l) Receivables with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, (ii) is not organized under the laws of the United States or any state thereof or Canada or any province thereof, or (iii) is a government or any political subdivision thereof or of any department, agency, public corporation, or other instrumentality thereof,

                  (m) Receivables with respect to which the tangible collateral is not located within the continental United States or Canada,

                  (n) Receivables with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff or a counterclaim, has disputed its liability, or has made any claim with respect to its obligation to pay the Receivable, to the extent of such claim, right of setoff, or dispute,

                  (o) Receivables with respect to which the Account Debtor is subject to an Insolvency Proceeding, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor; PROVIDED, HOWEVER, that a Receivable that would

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otherwise be excluded under this clause shall not be excluded if it is (i) a debtor-in-possession loan made pursuant to a bankruptcy court order that provides Borrower with a first priority lien in and to the assets of the Account Debtor and a super-priority expense of administration claim and otherwise is in accordance with Borrower's underwriting guidelines, in the determination of Agent (in its sole discretion), or (ii) in the sole determination of Agent, secured by collateral of a type and in an amount sufficient to fully secure all of the obligations of the Account Debtor owed to Borrower,

                  (p) Receivables, to the extent that they are participating interests in loans originated by another Persons; PROVIDED, HOWEVER, that a Receivable that would otherwise be excluded under this clause shall not be excluded if, in the determination of Agent (in its sole discretion), the applicable originating Person is a satisfactory financial institution,

                  (q) Receivables, to the extent that participating interests in such Receivables have been sold to any Person,

                  (r) Receivables, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful,

                  (s) Receivables that are term loans to the extent that the aggregate principal amount of all term loans is in excess of 10% of all Eligible Receivables (such percentage being calculated without regard to the effect, if any of this clause), or

                  (t) Receivables that are not subject to a valid and perfected first priority Agent's Lien.

         "ELIGIBLE TRANSFEREE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower (which approval shall of Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent.

         "ENVIRONMENTAL ACTIONS" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower, its Subsidiaries or predecessors in interest to the Borrower or to any of the Borrower's Subsidiaries, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower, its Subsidiaries or predecessors in interest to the Borrower or to any of the Borrower's Subsidiaries.

         "ENVIRONMENTAL LAW" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower or its Subsidiaries, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 ET SEQ; the Toxic Substances Control Act, 15 USC Section 2601 ET SEQ; the Clean Air Act, 42 USC Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 USC Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 USC Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC Section 11001 ET SEQ.; the Hazardous Material Transportation Act, 49 USC Section 1801 ET SEQ.; and the Occupational Safety and Health Act, 29 USC Section 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

         "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

         "EQUIPMENT" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

         "ERISA AFFILIATE" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower or any of its Subsidiaries are a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of Borrower or its Subsidiaries under IRC Section 414(o).

         "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect from time to time.

         "EXISTING AGENT" has the meaning set forth in the recitals hereto.

         "EXISTING CREDIT AGREEMENT" has the meaning set forth in the recitals hereto.

         "EXISTING LENDER GROUP" has the meaning set forth in the recitals hereto.

         "EXISTING LENDERS" means Fleet National Bank, KeyBank National Association, PNC Business Credit Corporation, Banknorth, and Citizens Bank of Massachusetts.

         "EXISTING LOAN DOCUMENTS" means the "Loan Documents" as such term is defined in the Existing Credit Agreement.

         "FEE LETTER" means that certain fee letter, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent.

         "FEIN" means Federal Employer Identification Number.

         "FOOTHILL" means Foothill Capital Corporation, a California corporation.

         "FUNDING DATE" means the date on which a Borrowing occurs.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "GENERAL INTANGIBLES" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

         "GOVERNING DOCUMENTS" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

         "GOVERNMENTAL AUTHORITY" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

         "GUARANTY" means that certain general continuing guaranty executed and delivered by HPSC in favor of Agent, for the benefit of the Lender Group (and Wells Fargo and its Affiliates), in form and substance satisfactory to Agent.

         "HAZARDOUS MATERIALS" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

         "HEDGE AGREEMENT" means any and all transactions, agreements, or documents now existing or hereafter entered into between Borrower or its Subsidiaries and a Bank Product Provider, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

         "HPSC" has the meaning set forth in the recitals hereto.

         "HPSC AGENT" has the meaning set forth in the recitals hereto.

         "HPSC CONDITIONS" means, collectively, each of the conditions precedent to the obligations of the HPSC Lender Group to make the initial Advance (as such term is defined in the HPSC Loan Agreement) or otherwise extend credit under the HPSC Loan Agreement.

         "HPSC EVENT OF DEFAULT" means any event or condition identified as an "Event of Default" under the HPSC Loan Agreement.

         "HPSC LENDER GROUP" has the meaning set forth in the recitals hereto.

         "HPSC LENDERS" has the meaning set forth in the recitals hereto.

         "HPSC LOAN AGREEMENT" has the meaning set forth in the recitals hereto.

         "HPSC SECURITY AGREEMENT" means an amended and restated security agreement executed and delivered by HPSC and Agent, the form and substance of which is satisfactory to Agent.

         "INDEBTEDNESS" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrower or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person.

         "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 11.3.

         "INDEMNIFIED PERSON" has the meaning set forth in SECTION 11.3.

         "INDENTURE" means the Indenture dated as of March 20, 1997 among Borrower and State Street Bank & Trust Company, as trustee.

         "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

         "INTANGIBLE ASSETS" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

         "INTEREST COVERAGE RATIO" means, with respect to any fiscal period, a ratio of (a) EBITDA for such period, to (b) Net Interest Expense, payable in cash, of Borrower for such period.

         "INTEREST RESERVE" means a reserve maintained by Agent in the amount of $225,000.

         "INVENTORY" means all Borrower's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrower's business.

         "INVESTMENT" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) BONA FIDE Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock or all or substantially all of the assets of a Person, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "INVESTMENT PROPERTY" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

         "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

         "LENDER" and "LENDERS" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of SECTION 14.1.

         "LENDER GROUP" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

         "LENDER GROUP EXPENSES" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or its Subsidiaries under any of the Loan Documents that are paid or incurred by the Lender Group, (b) fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Borrower including fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower or any guarantor of the Obligations, (h) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

         "LENDER-RELATED PERSON" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

         "LIEN" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

         "LOAN ACCOUNT" has the meaning set forth in SECTION 2.10.

         "LOAN DOCUMENTS" means this Agreement, the Allocation Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Guaranty, the HPSC Security Agreement, any Mortgages, the Officers' Certificate, the Purchase Agreement, the Servicing Agreement, the Stock Pledge Agreement, the Trademark Security Agreement, the Validity Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower and the Lender Group in connection with this Agreement.

         "MAKER" has the meaning set forth in Section 3-103(a)(5) of the Code.

         "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) a material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower.

         "MATURITY DATE" has the meaning set forth in SECTION 3.4.

         "MAXIMUM REVOLVER AMOUNT" means $20,000,000.

         "MORTGAGES" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Borrower in favor of Agent, in form and substance satisfactory to Agent, that encumber Real Property owned by Borrower and the related improvements thereto.

         "NEGOTIABLE COLLATERAL" means all of Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

         "NET INCOME" means, for any period, the net income (exclusive of minority interests and extraordinary items) for such period of Borrower, determined in accordance with GAAP.

         "NET INTEREST EXPENSE" means, for any period, Borrower's gross interest expense for such period determined in conformity with GAAP (including, without limitation, interest expense paid to Affiliates of Borrower), MINUS (i) gains for such period on Hedge Agreements (to the extent not deducted in the calculation of such gross interest expense), PLUS (ii) the sum of (A) losses for such period on Hedge Agreements (to the extent not included in such gross interest expense) and (B) the upfront costs or fees for such period associated with Hedge Agreements (to the extent not included in gross interest expense), each determined on a consolidated basis and in accordance with GAAP for Borrower.

         "NEW SECURITIZATION SUBSIDIARY" means a special purpose Subsidiary of Borrower created after the Closing Date for the purpose of acquiring Receivables from Borrower, so long as the terms and conditions of the Governing Documents of such Subsidiary and the purchase and sale agreement between Borrower and such Subsidiary are satisfactory to Agent.

         "NOTES" means, individually and collectively, the secured promissory notes of the Borrower made payable to the order of each Lender, evidencing the Obligations, as each such secured promissory note may be amended, supplemented, restated, modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

         "OBLIGATIONS" means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

         "OFFICERS' CERTIFICATE" means the representations and warranties of officers form submitted by Agent to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

         "ORIGINATING LENDER" has the meaning set forth in SECTION 14.1(e).

         "OVERADVANCE" has the meaning set forth in SECTION 2.5.

         "PARTICIPANT" has the meaning set forth in SECTION 14.1(e).

         "PERMITTED DISCRETION" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

         "PERMITTED DISPOSITIONS" means (a) sales or other dispositions by Borrower or its Subsidiaries of equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) the use or transfer of money or Cash Equivalents by Borrower or its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, settlement by Borrower of the amount owed by an Account Debtor or a Maker with respect to Receivables, to the extent that the difference between (i) the sum of the par value of each Receivable which is the subject of such a settlement, including the proposed settlement, and (ii) the aggregate amount received by Borrower or its Subsidiaries in connection with all such settlements, including the proposed settlement, in each case relating to settlements which have taken place or which are proposed to take place during any fiscal year of the Borrower, does not exceed the aggregate amount of the losses projected to be incurred by the Borrower during such fiscal year in connection with such settlements, (e) the Borrower Spin-Off, and (f) the sale of Receivables by Borrower in the ordinary course of business to HPSC Equipment Receivables 2000-1 LLC II or a New Securitization Subsidiary so long as (i) no Event of Default has occurred and is continuing or would result therefrom, and
(ii) either (A) (I) Borrower receives not less than 76.6% of the total contractual amount of the subject Eligible Receivables (including unearned interest), (II) the aging of the Receivables that remain in the Borrowing Base immediately after giving effect to the proposed sale are not aged more than the Receivables in the Borrowing Base as they existed immediately prior to the sale, and (III) the proceeds of the sale are paid to the Agent and applied to the outstanding Obligations in accordance with the provisions hereof, or (B) Borrower has submitted a written request to Agent relative to the Receivables that it proposes to sell and Agent, in its sole discretion, has approved in writing the sale of the subject Receivables free and clear of the Liens of Agent.

         "PERMITTED INVESTMENTS" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, and (c) advances made in connection with purchases of goods or services in the ordinary course of business.

         "PERMITTED LIENS" means (a) Liens held by Agent for the benefit of Agent, the Lenders, and any Bank Product Provider, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on SCHEDULE P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,
(g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, and (k) easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.

         "PERMITTED PROTEST" means the right of Borrower or any of its Subsidiaries, as applicable, to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that
(a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

         "PERMITTED PURCHASE MONEY INDEBTEDNESS" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $50,000.

         "PERSON" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

         "PROJECTIONS" means Borrower's forecasted (a) balance sheets, and (b) profit and loss statements, on a monthly basis for the first year and quarterly thereafter, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "PRO RATA SHARE" means:

                  (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders, and

                  (b) with respect to all other matters (including the indemnification obligations arising under SECTION 16.7), the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate amount of the Revolver Commitments of all Lenders; PROVIDED, HOWEVER, that, in each case in this definition, in the event the Revolver

Commitments have been terminated, Pro Rata Share shall be determined according to the Revolver Commitments in effect immediately prior to such termination.

         "PURCHASE AGREEMENT" has the meaning set forth in the recitals hereto.

         "PURCHASE MONEY INDEBTEDNESS" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

         "QUALIFIED CASH" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrower that is on deposit with banks, or in securities accounts with securities intermediaries, or any combination thereof, and which such deposit account or securities account is the subject of a Control Agreement and is maintained by a branch office located within the United States.

         "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by Borrower and the improvements thereto.

         "RECEIVABLES" means all of Borrower's now owned or hereafter acquired right, title, and interest in receivables of any kind, and all supporting obligations in respect thereof, that arise from commercial loans secured by a first priority perfected Lien in assets of the respective Account Debtor or Maker in favor of Borrower.

         "RECORD" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

         "REMEDIAL ACTION" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

         "REPORT" has the meaning set forth in SECTION 16.17.

         "REQUIRED AVAILABILITY" means Availability and Qualified Cash in an amount of not less than $2,250,000.

         "REQUIRED LENDERS" means, at any time, Lenders whose Pro Rata Shares aggregate 50.1% of the Total Commitments, or if the Commitments have been terminated irrevocably, 50.1% of the Obligations (other than Bank Product Obligations) then outstanding.

         "REVOLVER COMMITMENT" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1.

         "REVOLVER USAGE" means, as of any date of determination, the then extant amount of outstanding Advances.

         "SEC" means the United States Securities and Exchange Commission and any successor thereto.

         "SECURITIES ACCOUNT" means a "securities account" as that term is defined in the Code.

         "SECURITIZATION RESERVE" means a reserve in such amounts determined by Agent from time to time in its sole and absolute discretion with respect to the amount that Borrower may pay or may be required to pay from time to time in connection with the repurchase of Receivables or of other accounts or other rights to payment from a Securitization Subsidiary or from any other Person.

         "SECURITIZATION SUBSIDIARIES" means (a) Bravo, (b) HPSC Equipment Receivables 2000-1 LLC I, a Delaware limited liability company, (c) HPSC Equipment Receivables 2000-1 LLC II, a Delaware limited liability company, and
(d) any New Securitization Subsidiary, so long as no Indebtedness of any of the foregoing Persons is recourse to Borrower or any of its Subsidiaries.

         "SERVICING AGREEMENT" means a servicing agreement executed and delivered by Borrower and Agent, the form and substance of which is satisfactory to Agent.

         "SETTLEMENT" has the meaning set forth in SECTION 2.3(f)(i).

         "SETTLEMENT DATE" has the meaning set forth in SECTION 2.3(f)(i).

         "SOLVENT" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

         "STOCK" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

         "STOCK PLEDGE AGREEMENT" means an amended and restated stock pledge agreement, in form and substance satisfactory to Agent, executed and delivered by HPSC to Agent with respect to the pledge of the Stock owned by HPSC.

         "SUBORDINATED DEBT" means subordinated Indebtedness the terms and conditions of which, including provisions subordinating such Indebtedness to the Obligations, are satisfactory to the Required Lenders.

         "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity; PROVIDED, HOWEVER, that for purposes of this Agreement and the other Loan Documents, the Securitization Subsidiaries shall not constitute or be deemed to be Subsidiaries of Borrower or HPSC.

         "SWING LENDER" means Foothill or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

         "SWING LOAN" has the meaning set forth in SECTION 2.3(d)(i).

         "TANGIBLE NET WORTH" means, as of any date of determination, the result of (a) Borrower's total stockholder's equity, MINUS (b) the sum of (i) all Intangible Assets of Borrower, (ii) all of Borrower's prepaid expenses, and
(iii) all amounts due to Borrower from Affiliates, calculated on a consolidated basis in accordance with GAAP (except that such calculation of Tangible Net Worth shall be made without regard to the accounting adjustments required by Financial Accounting Standard No. 133).

         "TAXES" has the meaning set forth in SECTION 16.11.

         "TRADEMARK SECURITY AGREEMENT" means a trademark security agreement executed and delivered by Borrower and Agent, the form and substance of which is satisfactory to Agent.

         "VALIDITY GUARANTORS" means John W. Everets, Richard Mount, and Rene Lefebvre, and "VALIDITY GUARANTOR" means any one of them.

         "VALIDITY AGREEMENT" means an agreement, in form and substance satisfactory to Agent, from each Validity Guarantor relative to, among other things, the BONA FIDE nature of the Receivables.

         "VOIDABLE TRANSFER" has the meaning set forth in SECTION 17.7.

         "WELLS FARGO" means Wells Fargo Bank, National Association, a national banking association.

    1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

    1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

    1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

    1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

    2.1 REVOLVER ADVANCES.

            (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("ADVANCES") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to

THE LESSER OF (i) the Maximum Revolver Amount, or (ii) the Borrowing Base. For purposes of this Agreement, "BORROWING BASE," as of any date of determination, shall mean the result of:

                                    (x) 85% of the result of (i) the principal
                  amount of all Eligible Receivables, MINUS (ii) the aggregate amount of cash received by Borrower which has not yet been allocated between the Receivables and the accounts receivable owned by a Securitization Subsidiary as of such date, as determined by Agent in its sole and absolute discretion; PROVIDED, HOWEVER that if, upon receipt of such information as Agent shall require in its sole and absolute discretion, Agent may (but in no event shall be required to) reduce the amount deducted pursuant to this clause (ii) by such amount as Agent shall determine in its sole and absolute discretion, MINUS

                  (y) the sum of (i) the Bank Products Reserve, (ii) the Securitization Reserve, (iii) the Interest Reserve, and (iv) the aggregate amount of reserves, if any, established by Agent under SECTION 2.1(b).

            (b) Anything to the contrary in this SECTION 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any Permitted Lien set forth on SCHEDULE P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for AD VALOREM, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

            (c) The Lenders with Revolver Commitments shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

            (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

    2.2 [INTENTIONALLY OMITTED].

    2.3 BORROWING PROCEDURES AND SETTLEMENTS.

            (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date in the case of a request for an Advance specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; PROVIDED, HOWEVER, that in the case of a request for Swing Loan in an amount of $1,000,000 or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

            (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of SECTION 2.3(c) apply to such requested Borrowing, or (ii) to request Swing Lender to make a Swing Loan pursuant to the terms of SECTION 2.3(d) in the amount of the requested Borrowing; PROVIDED, HOWEVER, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to
SECTION 2.3(d), Agent shall elect to have the terms of SECTION 2.3(c) apply to such requested Borrowing.

            (c) MAKING OF ADVANCES.

            (i) In the event that Agent shall elect to have the terms of this
         SECTION 2.3(c) apply to a requested Borrowing as described in SECTION 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in SECTION 3 hereof, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower's Designated Account; PROVIDED, HOWEVER, that, subject to the provisions of SECTION 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

            (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

            (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations) (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; PROVIDED FURTHER, HOWEVER, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrower's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

            (d)   MAKING OF SWING LOANS.

            (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this SECTION 2.3(d) apply to a requested Borrowing as described in SECTION 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this
         SECTION 2.3(d) being
         referred to as a "SWING LOAN" and such Advances being referred to collectively as "SWING LOANS") available to Borrower on the Funding Date applicable thereto by transferring immediately available funds to Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of SECTION 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in
         SECTION 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

            (ii) The Swing Loans shall be secured by the Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

            (e) AGENT ADVANCES.

            (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in SECTION 3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in SECTION 10 (any of the Advances described in this SECTION 2.3(e) shall be referred to as "AGENT ADVANCES"). Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

            (ii) The Agent Advances shall be repayable on demand and secured by the Agent's Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

            (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

            (i) Agent shall request settlement ("SETTLEMENT") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "SETTLEMENT DATE"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including SECTION 2.3(c)(iii)):
         (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances, and
         (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing

         Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

            (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

            (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

            (g) NOTATION. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

            (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

            (i) OPTIONAL OVERADVANCES. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrower notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Advances (including a Swing Loan), the outstanding Revolver Usage does not exceed the Borrowing Base by more than $500,000, (ii) after giving effect to such Advances (including a Swing Loan), the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and (iii) at the time of the making of any such Advance (including any Swing Loan), Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this
SECTION 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that the rate of interest applicable thereto shall be the rate applicable to Advances under SECTION 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

            (i) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

            (ii) Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in SECTION 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this SECTION 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

2.4 PAYMENTS.

            (a) PAYMENTS BY BORROWER.

                  (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                  (ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

            (b) APPORTIONMENT AND APPLICATION OF PAYMENTS.

            (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses

         (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments (other than payments received while no Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

                    (A) FIRST, to pay any Lender Group Expenses then due to
                Agent under the Loan Documents, until paid in full,

                    (B) SECOND, to pay any Lender Group Expenses then due to the
                Lenders under the Loan Documents, on a ratable basis, until paid in full,

                    (C) THIRD, to pay any fees then due to Agent (for its
                separate accounts, after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents until paid in full,

                    (D) FOURTH, to pay any fees then due to any or all of the
                Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                    (E) FIFTH, to pay interest due in respect of all Agent
                Advances, until paid in full,

                    (F) SIXTH, ratably to pay interest due in respect of the
                Advances (other than Agent Advances) and the Swing Loans until paid in full,

                    (G) SEVENTH, to pay the principal of all Agent Advances
                until paid in full,

                    (H) EIGHTH, to pay the principal of all Swing Loans until
                paid in full,

                    (I) NINTH, so long as no Event of Default has occurred and is continuing, and at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Borrower or its Subsidiaries in respect of Bank Products, until paid in full,

                    (J) TENTH, so long as an Event of Default has not occurred and is not continuing, to pay the principal of all Advances until paid in full,

                    (K) ELEVENTH, so long as no Event of Default has occurred
                and is continuing, to pay the principal of all Advances until paid in full,

                    (L) TWELFTH, if an Event of Default has occurred and is
                continuing, ratably (i) to pay the principal of all Advances until paid in full, and (ii) to Agent, to be held by Agent, for the benefit of the applicable Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Products Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                    (M) THIRTEENTH, to pay any other Obligations (including Bank
                Product Obligations) until paid in full, and

                    (N) FOURTEENTH, to Borrower (to be wired to the Designated
                Account) or such other Person entitled thereto under applicable law.

            (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in SECTION 2.3(f).

            (iii) In each instance, so long as no Event of Default has occurred and is continuing, SECTION 2.4(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

            (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

            (v) In the event of a direct conflict between the priority provisions of this SECTION 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this SECTION 2.4 shall control and govern.

    2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to the Lender Group pursuant to SECTIONS 2.1 AND 2.12 is greater than either the Dollar or percentage limitations set forth in SECTIONS 2.1 OR 2.12, (an "OVERADVANCE"), except with respect to optional Overadvances provided for in SECTION 2.3(i), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in SECTION 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

    2.6 INTEREST RATES: RATES, PAYMENTS, AND CALCULATIONS.

            (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for Bank Product Obligations not charged to the Loan Account) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Base Rate plus the Base Rate Margin.

            (b) [INTENTIONALLY OMITTED]

            (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders), all Obligations (except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable hereunder.

            (d) PAYMENT. Interest, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the fees and costs provided for in SECTION 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to any Bank Product Provider in respect of Bank Products up to the amount of the then extant Bank Products Reserve) to Borrower's Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable hereunder.

            (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

            (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, IPSO FACTO, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

    2.7 CASH MANAGEMENT.

            (a) Borrower shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at Fleet National Bank, N.A. or such other bank which is satisfactory to Agent in its Permitted Discretion (the "CASH MANAGEMENT BANK"), and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections into a bank account in Agent's name (a "CASH MANAGEMENT ACCOUNT") at the Cash Management Bank. Upon the request of Agent after the occurrence of an Event of Default, Borrower shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors and Makers forward payment of the amounts owed by them to Borrower directly to such Cash Management Bank.

            (b) The Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and Borrower, in form and substance acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all available amounts in the applicable Cash Management Account to the Agent's Account.

            (c) The Cash Management Account shall be a cash collateral account, with all cash, checks and similar items of payment in such account securing payment of the Obligations, and in which Borrower is hereby deemed to have granted a Lien to Agent.

    2.8 CREDITING PAYMENTS. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Bank pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

    2.9 DESIGNATED ACCOUNT. Agent is authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
SECTION 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

    2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower (the "LOAN ACCOUNT") on which Borrower will be charged with all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with SECTION 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from the Cash Management Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

    2.11 FEES. Borrower shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual
Lenders:

            (a) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, Borrower shall pay to Agent the fees set forth in the Fee Letter, and

            (b) AUDIT, APPRAISAL, AND VALUATION CHARGES. For the separate account of Agent, audit, appraisal, and valuation fees and charges as follows
(i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Agent, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, and
(iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrower, to appraise the Collateral, or any portion thereof, or to assess Borrower's business valuation.

3. CONDITIONS; TERM OF AGREEMENT.

    3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

            (a) the Closing Date shall occur on or before August 5, 2002;

            (b) Agent shall have received all financing statements required by Agent, duly authorized by Borrower, and Agent shall have received searches reflecting the filing of all such financing statements;

            (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

            (i)   the Allocation Agreement,

            (ii)  the Cash Management Agreements,

            (iii) the Control Agreements,

            (iv)  the Disbursement Letter,

            (v)   the Due Diligence Letter,

            (vi)  the Fee Letter,

            (vii)  the Guaranty,

            (viii) the HPSC Security Agreement,

            (ix)   the Note,

            (x)    the Officers' Certificate,

            (xi)   the Purchase Agreement,

            (xii)  the Servicing Agreement,

            (xiii) the Stock Pledge Agreement, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

            (xiv)  the Trademark Security Agreement, and

            (xv)   the Validity Agreement;

            (d) Agent shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

            (e) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

            (f) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

            (g) Agent shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

            (h) Agent shall have received a certificate from the Secretary of HPSC attesting to the resolutions of HPSC's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which HPSC is a party and authorizing specific officers of HPSC to execute the same;

            (i) Agent shall have received copies of HPSC's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of HPSC;

            (j) Agent shall have received a certificate of status with respect to HPSC, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of HPSC, which certificate shall indicate that HPSC is in good standing in such jurisdiction;

            (k) Agent shall have received certificates of status with respect to HPSC, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of HPSC) in which its failure to be duly qualified or licensed would have a material adverse effect on HPSC, which certificates shall indicate that HPSC is in good standing in such jurisdictions;

            (l) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by SECTION 6.8, the form and substance of which shall be satisfactory to Agent;

            (m) Agent shall have received an opinion of Borrower's counsel in form and substance satisfactory to Agent;

            (n) Agent shall have received satisfactory evidence (including a certificate of the chief financial officer of Borrower) that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

            (o) Borrower shall have the Required Availability after giving effect to the initial extensions of credit hereunder;

            (p) Agent shall have completed its business, legal, and collateral due diligence, including a collateral audit and review of Borrower's books and records and verification of Borrower's representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent;

            (q) Agent shall have received completed reference checks with respect to Borrower's senior management, the results of which are satisfactory to Agent in its sole discretion;

            (r) Agent shall have received Borrower's Closing Date Business Plan;

            (s) Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

            (t) Each of the HPSC Conditions shall have been satisfied or waived;

            (u) Agent shall have received copies of (i) Borrower's standard form loan documents, and (ii) Borrower's employment contract with Richard Mount, together with a certificate of the Secretary of Borrower certifying each such document as being a true, correct, and complete copy thereof;

            (v) Wells Fargo's credit committee has approved the terms and conditions set forth in this Agreement;

            (w) Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery of this Agreement or any other Loan Document to which it is a party or with the consummation of the transactions contemplated hereby and thereby; and

            (x) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

    3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

            (a) within 30 days of the Closing Date, deliver to Agent certified copies of the policies of insurance, together with the endorsements thereto, as are required by SECTION 6.8, the form and substance of which shall be satisfactory to Agent and its counsel; and

            (b) as soon as practicable after the date of Borrower's receipt of a written request therefor from Agent, but in any event within 45 days of Borrower's receipt of such request, and so long as such product is available on commercially reasonable basis, deliver to Agent evidence satisfactory to Agent that Borrower has secured an interest rate Hedge Agreement on terms and conditions satisfactory (including notional amount) to Agent.

    3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

            (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

            (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

            (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates,

            (d) no Material Adverse Change shall have occurred, and

            (e) Agent shall have received a Borrowing Base Certificate which includes (i) a detailed calculation of the Borrowing Base as of the date of the requested Advance, and (ii) detail regarding Receivables that are not Eligible Receivables.

            3.4 TERM. This Agreement shall continue in full force and effect for a term ending on Februrary 2, 2003 (the "MATURITY DATE"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

    3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including all Bank Products Obligations) immediately shall become due and payable without notice or demand (including providing cash collateral to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

    3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 90 days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including providing cash collateral to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium (to be allocated based upon letter agreements between Agent and individual Lenders). If Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrower shall be obligated to repay the Obligations (including providing cash collateral to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrower shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination.

4. CREATION OF SECURITY INTEREST.

    4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Agent, for the benefit of the Lender Group (and any Bank Product Provider to the extent that it has provided Bank Products to Borrower or its Subsidiaries), a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Agent or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

    4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interest is dependent on or enhanced by possession, Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

    4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrower that the Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives after the occurrence and during the continuation of an Event of Default, and immediately will deliver said Collections to Agent or a Cash Management Bank in their original form as received by Borrower.

    4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Agent, Borrower shall execute and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (including, upon the occurrence and during the continuance of an Event of Default, assignments in favor of Agent of each of the financing statements or mortgages filed by Borrower or any of its Subsidiaries with respect to any Account Debtor, Maker or other similar Persons) (the "ADDITIONAL DOCUMENTS") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to perfect and continue perfected or better perfect the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Agent in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Agent to execute any such Additional Documents in Borrower's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall require, Borrower shall (a) provide Agent with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrower or its Subsidiaries during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrower or its Subsidiaries that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's or the applicable Subsidiary's ownership thereof, and (c) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

    4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in SECTION 4.4, sign the name of Borrower on any of the documents described in SECTION 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors or Makers, or notices to Account Debtors or Makers, (c) send requests for verification of Accounts,
(d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors or Makers, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

    4.6 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

    4.7 CONTROL AGREEMENTS. Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under SECTION 7.19 and, if to another securities intermediary, unless each of Borrower, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

5. REPRESENTATIONS AND WARRANTIES.

            In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

    5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

    5.2 ELIGIBLE RECEIVABLES. The Eligible Receivables are BONA FIDE existing payment obligations of Account Debtors or Makers created by the lending of money in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor or Maker regarding any Eligible Receivable. Borrower has not received notice of any actual or threatened litigation regarding the validity or enforceability of any Eligible Receivable or any lien on collateral securing any Eligible Receivable. With regard to each Eligible Receivable, Borrower has duly filed financing statements against the applicable Account Debtor or Maker in all applicable jurisdictions.

    5.3 [INTENTIONALLY OMITTED].

    5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

    5.5 LOCATION OF EQUIPMENT. The Equipment is not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on SCHEDULE 5.5.

    5.6 [INTENTIONALLY OMITTED].

    5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of each of Borrower and HPSC is located at the respective addresses indicated in
SCHEDULE 5.7 and Borrower's and HPSC's respective FEINs are identified in
SCHEDULE 5.7.

    5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

            (b) [intentionally omitted].

            (c) Set forth on SCHEDULE 5.8(c), is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

            (d) Except as set forth on SCHEDULE 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation

(contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

    5.9 DUE AUTHORIZATION; NO CONFLICT.

            (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

            (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower.

            (c) Other than the filing of financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

            (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

            (e) The Agent's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

    5.10 LITIGATION. Other than those matters disclosed on SCHEDULE 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower, or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrower, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

    5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

    5.12 FRAUDULENT TRANSFER.

            (a) Borrower and its Subsidiaries are Solvent.

            (b) No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

    5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

    5.14 ENVIRONMENTAL CONDITION. Except as set forth on SCHEDULE 5.14, (a) to Borrower's knowledge, none of Borrower's or its Subsidiaries' assets has ever been used by Borrower, its Subsidiaries or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrower's knowledge, none of Borrower's or its Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) neither Borrower nor its Subsidiaries have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower or its Subsidiaries, and (d) neither Borrower nor its Subsidiaries have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or its Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment.

    5.15 BROKERAGE FEES. Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith.

    5.16 INTELLECTUAL PROPERTY. Borrower and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as
SCHEDULE 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower or its Subsidiaries are the owner or is an exclusive licensee.

    5.17 LEASES. Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to the business of Borrower and its Subsidiaries and to which any such Person is a party or under which such Person is operating. All of such leases are valid and subsisting and no material default by Borrower or any of its Subsidiaries exists under any of them.

    5.18 DDAS. Set forth on SCHEDULE 5.18 are all of Borrower's or its Subsidiaries' DDAs, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

    5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrower or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrower's good faith best estimate of its future performance for the periods covered thereby.

    5.20 INDEBTEDNESS. Set forth on SCHEDULE 5.20 is a true and complete list of all Indebtedness of Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

6. AFFIRMATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following:

    6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent.

    6.2 COLLATERAL REPORTING. Provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:

================================================================================

Monthly (not            (a) a Borrowing Base Certificate which includes (i) a
later than the          detailed calculation of the  Borrowing Base, and
10th Business           (ii) detail regarding Receivables that are not
Day of each             Eligible Receivables,
month)
                        (b) a detailed aging, by total, of the Receivables,
                        together with (i) detail regarding the balance
                        thereof, commitments, status, and the collateral
                        securing such Receivables, and (ii) a reconciliation
                        to the detailed calculation of the Borrowing Base
                        previously provided to Agent,

                        (c) a report which projects the amount of losses to be incurred in connection with each Receivable,

                        (d) a report which identifies each Receivable that is delinquent, or that has been identified by Borrower as a problem loan, and

                        (e) a detailed calculation of Borrower's and its Subsidiaries' obligations with respect to Bank Product
                        Agreements.

--------------------------------------------------------------------------------
Upon request by Agent   (f) such other reports as to the Collateral or the
                        financial condition of Borrower and its Subsidiaries,
                        as Agent may request.
================================================================================

    6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, either directly or through HPSC, with copies to each Lender:

            (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Borrower's fiscal years,

                  (i) a company prepared consolidating income statement (and in the case of a month that is the end of a fiscal quarter, a consolidating balance sheet and statement of cash flows) covering Borrower's and its Affiliates operations during such period,

                  (ii) a certificate signed by the president of Borrower in the form of EXHIBIT F-1 hereto,

                  (iii) for each month that is the date on which a financial covenant in SECTION 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail (A) compliance at the end of such period with the applicable financial covenants contained in SECTION 7.20, and (B) setting forth Borrower's most recent Debt to Worth Ratio (calculated based upon the fiscal quarter then ended), and

            (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years,

                  (i) financial statements of HPSC and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management, as well as such financial statements for Borrower),

                  (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under SECTION 7.20 as of the last day of Borrower's fiscal year,

            (c) as soon as available, but in any event within 30 days prior to the start of each of Borrower's fiscal years,

                  (i) copies of Borrower's Projections, in form and substance
            (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby,

            (d) if and when filed by Borrower,

                  (i) Form 10-Q quarterly reports, Form 10-K annual reports, and
            Form 8-K current reports,

                  (ii) any other filings made by Borrower with the SEC,

                  (iii) copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                  (iv) any other information that is provided by Borrower to its shareholders generally,

                  (e) if and when filed by Borrower or its Subsidiaries and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) Borrower or its Subsidiaries conducts business or is required to pay any such excise tax, (ii) where Borrower's or its Subsidiaries' failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower or its Subsidiaries, or (iii) where Borrower's or its Subsidiaries' failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                  (f) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto, and

                  (g) upon the request of Agent, any other report reasonably requested relating to the financial condition of Borrower.

         In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis and agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower agrees that its independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrower Agent reasonably may request. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

    6.4 QUARTERLY PORTFOLIO REVIEW. Borrower shall meet with Agent no less than once per fiscal quarter to review its financial performance, the status of the Receivables, and such other matters as Agent shall require in its discretion, at a date, time and place reasonably determined by Agent.

    6.5 RECORDS. Borrower and its Subsidiaries shall maintain accurate and complete records regarding all Receivables, including without limitation all Receivables which have been guaranteed by the principals of the respective Account Debtors or Makers.

    6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder.

    6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower, its Subsidiaries or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower has made such payments or deposits. Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which Borrower or its Subsidiaries are required to pay any such excise tax.

    6.8 INSURANCE.

                  (a) At Borrower's expense, maintain insurance respecting its assets wherever located (other than Inventory of Borrower that is owned by Account Debtors which have secured insurance with respect thereto), covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

                  (b) Borrower shall give Agent prompt notice of any loss covered by such insurance. Agent shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $50,000, without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

                  (c) Borrower will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this SECTION 6.8, unless Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

                  (d) Borrower shall cause each Account Debtor or Maker to maintain insurance in accordance with Borrower's standard underwriting practices and policies with respect to each tangible asset financed by Borrower.

    6.9 LOCATION OF EQUIPMENT. Keep the Equipment only at the locations identified on SCHEDULE 5.5; PROVIDED, HOWEVER, that Borrower may amend SCHEDULE
5.5 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent a Collateral Access Agreement.

    6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

    6.11 LEASES. Pay when due all rents and other amounts payable under any leases to which Borrower or its Subsidiaries are a party or by which Borrower's or its Subsidiaries' properties and assets are bound, unless such payments are the subject of a Permitted Protest.

    6.12 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from the Lender Group under this Agreement.

    6.13 EXISTENCE. At all times preserve and keep in full force and effect Borrower's and its Subsidiaries' valid existence and good standing and any rights and franchises material to Borrower's or its Subsidiaries' businesses.

    6.14 ENVIRONMENTAL. (a) Keep any property either owned or operated by Borrower or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Agent with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or its Subsidiaries, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower or its Subsidiaries, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

    6.15 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

    6.16 PROMISSORY NOTES.

                  (a) Concurrent with the execution thereof, print a legend, which describes the security interests which have been granted by Borrower to Agent pursuant to the Loan Documents, on the file that contains each promissory note which has been issued by a Maker in favor of Borrower which forms the basis of a Receivable, in form and substance satisfactory to Agent in its sole and absolute discretion; PROVIDED, HOWEVER, that if any such promissory note has been in existence for more than 90 days, Borrower shall print the legend on the original document, and

                  (b) Store in a fireproof vault all promissory notes.

    6.17 AFTER ACQUIRED REAL PROPERTY. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any fee interest in any real property (wherever located, (each such interest being an "AFTER ACQUIRED PROPERTY"), with a Current Value (as defined below) in excess of $100,000, immediately so notify Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal of Borrower's good-faith estimate of the current value of such real property (for purposes of this Section, the "CURRENT VALUE"). The Agent shall notify Borrower whether it intends to require a Mortgage and the other documents referred to below. Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall immediately furnish to Agent the following, each in form and substance satisfactory to Agent: (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of Agent, desirable to create and perfect a valid and enforceable lien on the property purported to be covered thereby or to otherwise protect the rights of Agent and the Lenders thereunder, and (iii) such other documents or instruments (including opinions of counsel) as Agent may reasonably require. Borrower shall pay all fees and expenses, including reasonable attorneys fees and expenses in connection with the performance of the obligations under this Section.

7. NEGATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not and will not permit any of its Subsidiaries to do any of the following:

    7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement and the other Loan Documents,

                  (b) Indebtedness set forth on SCHEDULE 5.20,

                  (c) any Subordinated Debt issued after the Closing Date,

                  (d) Permitted Purchase Money Indebtedness, and

                  (e) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c), and (d) of this SECTION 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness; and

                  (f) Indebtedness composing Permitted Investments.

    7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under SECTION 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

    7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

                  (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

                  (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                  (c) Except for the consummation of the Borrower Spin-Off, convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

    7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's assets.

    7.5 CHANGE NAME. Change Borrower's or any Subsidiairies' name, FEIN, corporate structure, or identity, or add any new fictitious name; PROVIDED, HOWEVER, that Borrower or any of its Subsidiaries may change its name upon at least 30 days prior written notice to Agent of such change and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens in and to the Collateral.

    7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent.

    7.7 NATURE OF BUSINESS. Make any change in the principal nature of its business.

    7.8 PREPAYMENTS AND AMENDMENTS.

                  (a) Except in connection with a refinancing permitted by
SECTION 7.1(e), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower or its Subsidiaries, other than the Obligations in accordance with this Agreement, and

                  (b) Except in connection with a refinancing permitted by
SECTION 7.1(e), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under SECTIONS 7.1(b), (c), or
(d).

    7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

    7.10 UNDERWRITING GUIDELINES. Modify or change Borrower's or its Subsidiaries' documented underwriting standards or modification policies without Agent's prior written consent.

    7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding.

    7.12 ACCOUNTING METHODS. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's or its Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower's financial condition.

    7.13 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; PROVIDED, HOWEVER, that Borrower and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in deposit accounts or Securities Accounts in excess of $250,000 in the aggregate outstanding at any one time for more than 3 consecutive Business Days unless Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) the Agent's Liens in such Permitted Investments.

    7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

    7.15 SUSPENSION. Except for the Borrower Spin-Off, suspend or go out of a substantial portion of its business.

    7.16 [INTENTIONALLY OMITTED].

    7.17 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing to the Existing Lenders, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

    7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. The Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

    7.19 SECURITIES ACCOUNTS. Establish or maintain any Securities Account unless Agent shall have received a Control Agreement in respect of such Securities Account. Borrower shall not transfer assets out of any Securities Account; PROVIDED, HOWEVER, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

    7.20 FINANCIAL COVENANTS.

                  (a) Fail to maintain:

                  (i) MINIMUM AVAILABILITY. Availability (calculated without regard to the Interest Reserve) plus Qualified Cash of at least $1,750,000 at any time after the Closing Date.

                  (ii) MINIMUM INTEREST COVERAGE RATIO. An Interest Coverage
            Ratio, measured on a fiscal quarter-end basis as of each date set forth below, of at least the ratio set forth opposite such date:

         ----------------------------------------------------------------------------------------------------------
                    Applicable Ratio                                      Applicable Date
         ----------------------------------------------------------------------------------------------------------
                      0.65 : 1.00                                        September 30, 2002
         ----------------------------------------------------------------------------------------------------------
                      0.85 : 1.00                                        December 31, 2002
         ----------------------------------------------------------------------------------------------------------

                  (iii) DEBT TO WORTH RATIO. A Debt to Worth Ratio, measured on a fiscal quarter-end basis as of each date set forth below, which is less than or equal to the ratio set forth opposite such date:


         ----------------------------------------------------------------------------------------------------------
                    Applicable Ratio                                     Applicable Period
         ----------------------------------------------------------------------------------------------------------
                        5.5:1.0                                          September 30, 2002
         ----------------------------------------------------------------------------------------------------------
                        5.5:1.0                                          December 31, 2002
         ----------------------------------------------------------------------------------------------------------

                  (iv) TANGIBLE NET WORTH. Tangible Net Worth, measured on a fiscal quarter-end basis as of each date set forth below, of at least the amount set forth opposite such date:


         ----------------------------------------------------------------------------------------------------------
                   Applicable Amount                                     Applicable Period
         ----------------------------------------------------------------------------------------------------------
                       $6,750,000                                        September 30, 2002
         ----------------------------------------------------------------------------------------------------------
                       $6,750,000                                        December 31, 2002
         ----------------------------------------------------------------------------------------------------------

                  (b) Make:

                  (i) CAPITAL EXPENDITURES. Capital expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:


-----------------------------------------------------------
Fiscal Year 2002                Fiscal Year 2003
-----------------------------------------------------------
           $50,000                        $50,000
-----------------------------------------------------------

8. EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "EVENT OF DEFAULT") under this Agreement:

    8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations); PROVIDED, HOWEVER, that in the case of Overadvances that are caused by the charging of interest, fees, or Lender Expenses to the Loan Account, such event shall not constitute an Event of Default if, within 3 Business Days of Borrower's receipt of telephonic or other notice of such Overadvance, Borrower eliminates such Overadvance;

    8.2 If Borrower or any of its Subsidiaries fails or neglects to (a) perform, keep, or observe any covenant or other provision contained in SECTIONS 6.2, 6.3, 6.7, 6.9, 6.10, OR 6.11 hereof and such failure or neglect continues for a period of 5 days after the date on which such failure or neglect first occurs, or (b) perform, keep, or observe any covenant or other provision contained in any Section of this Agreement (other than a Section that is expressly dealt with elsewhere in this SECTION 8), including failure to satisfy a condition subsequent set forth in SECTION 3.2 within the time period stated, or the other Loan Documents (other than a Section of such other Loan Documents dealt with elsewhere in this SECTION 8) and such failure or neglect is not cured within 15 days after the date on which such failure or neglect first occurs, or (c) perform, keep, or observe any covenant or other provision contained in SECTION 6 (other than a subsection of SECTION 6 that is dealt with elsewhere in this SECTION 8), or SECTION 7 of this Agreement or any comparable provision contained in any of the other Loan Documents;

    8.3 If any portion of Borrower's or any of its Subsidiaries' property or assets with a value greater than $50,000 individually or in the aggregate, is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by Borrower or the applicable Subsidiary;

    8.4 If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

    8.5 If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Borrower or the Subsidiary consents to the institution of such Insolvency Proceeding against it,
(b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; PROVIDED, HOWEVER, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

    8.6 If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

    8.7 If (a) a notice of Lien, levy, or assessment is filed of record with respect to the properties or assets or Borrower or any of its Subsidiaries by the United States Government, or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any properties or assets of Borrower or any of its Subsidiaries and the same is not paid on the payment date thereof, or (b) notices of Lien, levy, or assessment in an aggregate amount in excess of $50,000 are filed of record with respect to the properties or assets of Borrower or any of its Subsidiaries by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien exceeding the foregoing aggregate limitation, whether choate or otherwise, upon the properties or assets of Borrower or any of its Subsidiaries and the same is not paid on the payment date thereof;

    8.8 If one or more judgments or other claims involving an aggregate amount of $50,000, or more, in excess of the amount covered by insurance, becomes a Lien or encumbrance upon any material portion of the properties or assets of Borrower or any of its Subsidiaries and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by Borrower or the applicable Subsidiary;

    8.9 If there is a default in respect of the Subordinated Debt or under the Indenture or any other material agreement to which Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

    8.10 If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

    8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by Borrower, its Subsidiaries, or any officer, employee, agent, or director of Borrower or any of its Subsidiaries;

    8.12 If the obligation of HPSC under the Guaranty is limited or terminated by operation of law or by HPSC thereunder;

    8.13 If the obligation of any Validity Guarantor under the Validity Agreement is limited or terminated by operation of law or by the Validity Guarantor thereunder;

    8.14 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

    8.15 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or its Subsidiaries, or a proceeding shall be commenced by Borrower or its Subsidiaries, or by any Governmental Authority having jurisdiction over Borrower or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or Borrower or its Subsidiaries shall deny that Borrower or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;

    8.16 If an HPSC Event of Default occurs and is continuing; or

    8.17 If a Bravo Event of Termination or a Bravo Wind-Down Event occurs and is continuing and any applicable cure period applicable thereto expires.

9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

    9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrower:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Account Debtors or Makers for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                  (e) Without notice to or demand upon Borrower or HPSC, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                  (f) Without notice to Borrower or HPSC (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

                  (g) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                  (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Borrower hereby grants to Agent a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                  (i) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                  (j) Agent shall give notice of the disposition of the Collateral as follows:

                  (i) Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

                  (ii) The notice shall be personally delivered or mailed,
            postage prepaid, to Borrower as provided in SECTION 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                  (k) Agent, on behalf of the Lender Group, may credit bid and purchase at any public sale; and

                  (l) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

                  (m) Exercise or assign any and all rights to collect, manage, and service the Receivables, including, (i) the receipt, processing and accounting for all payments on account of the Receivables, (ii) periodically sending demand notices and statements to the Account Debtors or Makers, (iii) enforcing legal rights with respect to the Receivables, including hiring attorneys to do so to the extent Agent or such assignee deems such engagement necessary, and (iv) taking all lawful actions and procedures which Agent or such assignee deems necessary to collect the Receivables, and all such amounts shall be Lender Group Expenses;

                  (n) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

                  (o) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

    9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

            If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases), other than DE MINIMIS sums of money, due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with SECTION 6.8 hereof, obtain and maintain insurance policies of the type described in SECTION 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

    11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

    11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

    11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified

Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this SECTION 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON (BUT NOT WITH RESPECT TO GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS PROVIDED ABOVE).

12. NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Agent, as the case may be, at its address set forth below:

         If to Borrower:   AMERICAN COMMERCIAL FINANCE CORPORATION
                           433 South Main Street
                           West Hartford, Connecticut 06110
                           Attn: Richard Mount, President
                           Fax No. 860.561.6158

         with copies to:   HILL & BARLOW
                           One International Place
                           Boston, Massachusetts 02110
                           Attn: Dennis W. Townley, Esq.
                           Fax No. 617.428.3500

         If to Agent:      FOOTHILL CAPITAL CORPORATION
                           13727 Noel Road
                           Suite 1020
                           Dallas, Texas 75240
                           Attn: Loan Portfolio Manager
                           Fax No. 972.387.4375
          with copies to:  BROBECK, PHLEGER & HARRISON LLP
                           550 South Hope Street, Suite 2100
                           Los Angeles, California  90071
                           Attn: John Francis Hilson, Esq.
                           Fax No. 213.745.3345

            Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this SECTION 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.

BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                  (c) BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

    14.1 ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Any Lender may, with the written consent of Agent (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee), assign and delegate to one or more assignees (each an "ASSIGNEE") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; PROVIDED, HOWEVER, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee,
(ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance in form and substance satisfactory to Agent, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

                  (b) From and after the date that Agent notifies the assignor Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to SECTION 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

                  (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "PARTICIPANT") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); PROVIDED, HOWEVER, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

                  (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

                  (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

    14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void AB INITIO. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to SECTION 14.1 hereof and, except as expressly required pursuant to
SECTION 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15. AMENDMENTS; WAIVERS.

    15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Borrower, do any of the following:

                  (a) increase or extend any Commitment of any Lender,

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

                  (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

                  (d) change the percentage of the Commitments that is required to take any action hereunder,

                  (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders,

                  (f) release Collateral other than as permitted by SECTION
16.12,

                  (g) change the definition of "Required Lenders",

                  (h) contractually subordinate any of the Agent's Liens,

                  (i) release Borrower or HPSC (other than in connection with the Borrower Spin-Off) from any obligation for the payment of money, or

                  (j) change the definition of Borrowing Base or the definitions of Eligible Receivables, Maximum Revolver Amount, or change SECTION 2.1(b), or

                  (k) amend any of the provisions of SECTION 16.

and, PROVIDED FURTHER, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

    15.2 REPLACEMENT OF HOLDOUT LENDER.

                  (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

                  (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of SECTION
14.1. Until such
time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances.

    15.3 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16. AGENT; THE LENDER GROUP.

    16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Foothill as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this SECTION 16. The provisions of this SECTION 16 are solely for the benefit of Agent, and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the

Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral, and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

    16.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

    16.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or the books or records or properties of any of Borrower's Subsidiaries or Affiliates.

    16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to

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

Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

    16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to SECTION 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with SECTION 9; PROVIDED, HOWEVER, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

    16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

    16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

    16.8 AGENT IN INDIVIDUAL CAPACITY. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity.

    16.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

    16.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

    16.11 WITHHOLDING TAXES.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

                  (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (B) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

                  (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

                  (iii) if such Lender claims that interest paid under this
            Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Borrower;

                  (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of

Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                  (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

                  (e) All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "TAXES"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this SECTION 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; PROVIDED, HOWEVER, that Borrower shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this SECTION 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

    16.12 COLLATERAL MATTERS.

                  (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under SECTION 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this SECTION 16.12; PROVIDED, HOWEVER, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the

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

Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

    16.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                  (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

    16.14 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

    16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

    16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

    16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "REPORT" and collectively, "REPORTS") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

                  (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel,

                  (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any BONA FIDE potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; PROVIDED, HOWEVER, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

    16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in SECTION 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

    16.19 LEGAL REPRESENTATION OF AGENT. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Brobeck, Phleger & Harrison LLP ("Brobeck") only has represented and only shall represent Foothill in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Brobeck does not represent it in connection with any such matters.

17. GENERAL PROVISIONS.

    17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

    17.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

    17.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

    17.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

    17.5 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing signed by Agent (on behalf of the requisite Lenders) and Borrower.

    17.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document MUTATIS MUTANDIS.

    17.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "VOIDABLE TRANSFER"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

    17.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof, including without limitation the Existing Loan Documents and any other agreement or other document executed prior to the date hereof.

                           [Signature page to follow.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                             AMERICAN COMMERCIAL FINANCE CORPORATION, a Delaware corporation

                             By: /s/ John W. Everets
                                 -----------------------
                             Title: Executive Vice President

                             FOOTHILL CAPITAL CORPORATION,
                             a California corporation, as Agent and as a Lender

                             By: /s/ Andrea L. Petro
                                 --------------------------
                             Title:   Senior Vice President

                                TABLE OF CONTENTS

1.       DEFINITIONS AND CONSTRUCTION.............................................................................2
         1.1      Definitions.....................................................................................2
         1.2      Accounting Terms...............................................................................26
         1.3      Code...........................................................................................26
         1.4      Construction...................................................................................26
         1.5      Schedules and Exhibits.........................................................................26

2.       LOAN AND TERMS OF PAYMENT...............................................................................26
         2.1      Revolver Advances..............................................................................26
         2.2      Term Loan......................................................................................27
         2.3      Borrowing Procedures and Settlements...........................................................28
         2.4      Payments.......................................................................................35
         2.5      Overadvances...................................................................................38
         2.6      Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations....................38
         2.7      Cash Management................................................................................39
         2.8      Crediting Payments; Float Charge...............................................................40
         2.9      Designated Account.............................................................................40
         2.10     Maintenance of Loan Account; Statements of Obligations.........................................40
         2.11     Fees...........................................................................................41

3.       CONDITIONS; TERM OF AGREEMENT...........................................................................41
         3.1      Conditions Precedent to the Initial Extension of Credit........................................41
         3.2      Conditions Subsequent to the Initial Extension of Credit.......................................44
         3.3      Conditions Precedent to all Extensions of Credit...............................................44
         3.4      Term...........................................................................................45
         3.5      Effect of Termination..........................................................................45
         3.6      Early Termination by Borrower..................................................................45

4.       CREATION OF SECURITY INTEREST...........................................................................46
         4.1      Grant of Security Interest.....................................................................46
         4.2      Negotiable Collateral..........................................................................46
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral.........................46
         4.4      Delivery of Additional Documentation Required..................................................47
         4.5      Power of Attorney..............................................................................47
         4.6      Right to Inspect...............................................................................48
         4.7      Control Agreements.............................................................................48

                                      -1-


5.       REPRESENTATIONS AND WARRANTIES..........................................................................48
         5.1      No Encumbrances................................................................................48
         5.2      Eligible Accounts..............................................................................48
         5.3      Eligible Inventory.............................................................................49
         5.4      Equipment......................................................................................49
         5.5      Location of Inventory and Equipment............................................................49
         5.6      Inventory Records..............................................................................49
         5.7      Location of Chief Executive Office; FEIN.......................................................49
         5.8      Due Organization and Qualification; Subsidiaries...............................................49
         5.9      Due Authorization; No Conflict.................................................................50
         5.10     Litigation.....................................................................................50
         5.11     No Material Adverse Change.....................................................................51
         5.12     Fraudulent Transfer............................................................................51
         5.13     Employee Benefits..............................................................................51
         5.14     Environmental Condition........................................................................51
         5.15     Brokerage Fees.................................................................................51
         5.16     Intellectual Property..........................................................................51
         5.17     Leases.........................................................................................52
         5.18     DDAs...........................................................................................52
         5.19     Complete Disclosure............................................................................52
         5.20     Indebtedness...................................................................................52

6.       AFFIRMATIVE COVENANTS...................................................................................52
         6.1      Accounting System..............................................................................52
         6.2      Collateral Reporting...........................................................................53
         6.3      Financial Statements, Reports, Certificates....................................................53
         6.5      Return.........................................................................................55
         6.6      Maintenance of Properties......................................................................55
         6.7      Taxes..........................................................................................55
         6.8      Insurance......................................................................................57
         6.9      Location of Inventory and Equipment............................................................57
         6.10     Compliance with Laws...........................................................................57
         6.11     Leases.........................................................................................57
         6.12     Brokerage Commissions..........................................................................57
         6.13     Existence, etc.................................................................................57
         6.14     Environmental..................................................................................57
         6.15     Disclosure Updates.............................................................................57

                                      -2-


7.       NEGATIVE COVENANTS......................................................................................59
         7.1      Indebtedness...................................................................................59
         7.2      Liens..........................................................................................60
         7.3      Restrictions on Fundamental Changes............................................................60
         7.4      Disposal of Assets.............................................................................60
         7.5      Change Name....................................................................................60
         7.6      Guarantee......................................................................................60
         7.7      Nature of Business.............................................................................60
         7.8      Prepayments and Amendments.....................................................................60
         7.9      Change of Control..............................................................................61
         7.11     Distributions..................................................................................61
         7.12     Accounting Methods.............................................................................61
         7.13     Investments....................................................................................61
         7.14     Transactions with Affiliates...................................................................61
         7.15     Suspension.....................................................................................61
         7.16     Compensation...................................................................................61
         7.17     Use of Proceeds................................................................................62
         7.18     Change in Location of Chief Executive Office; Inventory and Equipment with Bailees.............62
         7.19     Securities Accounts............................................................................62
         7.20     Financial Covenants............................................................................62

8.       EVENTS OF DEFAULT.......................................................................................63

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES..................................................................66
         9.1      Rights and Remedies............................................................................66
         9.2      Remedies Cumulative............................................................................68

10.      TAXES AND EXPENSES......................................................................................68

11.      WAIVERS; INDEMNIFICATION................................................................................69
         11.1     Demand; Protest; etc...........................................................................69
         11.2     The Lender Group's Liability for Collateral....................................................69
         11.3     Indemnification................................................................................69

12.      NOTICES.................................................................................................70

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................................................71

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................................................72
         14.1     Assignments and Participations.................................................................72
         14.2     Successors.....................................................................................75

                                      -3-


15.      AMENDMENTS; WAIVERS.....................................................................................75
         15.1     Amendments and Waivers.........................................................................75
         15.2     No Waivers; Cumulative Remedies................................................................77

16.      AGENT; THE LENDER GROUP.................................................................................77
         16.1     Appointment and Authorization of Agent.........................................................77
         16.2     Delegation of Duties...........................................................................78
         16.3     Liability of Agent.............................................................................78
         16.4     Reliance by Agent..............................................................................78
         16.5     Notice of Default or Event of Default..........................................................79
         16.6     Credit Decision................................................................................79
         16.7     Costs and Expenses; Indemnification............................................................80
         16.8     Agent in Individual Capacity...................................................................80
         16.9     Successor Agent................................................................................81
         16.10    Lender in Individual Capacity..................................................................81
         16.11    Withholding Taxes..............................................................................82
         16.12    Collateral Matters.............................................................................84
         16.13    Restrictions on Actions by Lenders; Sharing of Payments........................................85
         16.14    Agency for Perfection..........................................................................85
         16.15    Payments by Agent to the Lenders...............................................................85
         16.16    Concerning the Collateral and Related Loan Documents...........................................86
         16.17    Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other
                  Reports and Information........................................................................86
         16.18    Several Obligations; No Liability..............................................................87
         16.19    Legal Representation of Agent..................................................................88

17.      GENERAL PROVISIONS......................................................................................88
         17.1     Effectiveness..................................................................................88
         17.2     Section Headings...............................................................................88
         17.3     Interpretation.................................................................................88
         17.4     Severability of Provisions.....................................................................88
         17.5     Amendments in Writing..........................................................................88
         17.6     Counterparts; Telefacsimile Execution..........................................................88
         17.7     Revival and Reinstatement of Obligations.......................................................89
         17.8     Integration....................................................................................89

                             EXHIBITS AND SCHEDULES

Exhibit A-1                Form of Assignment and Acceptance
Exhibit B-1                Form of Borrowing Base Certificate
Exhibit C-1                Form of Compliance Certificate
Exhibit F-1                Form of Financial Reporting Certificate

Schedule A-1               Agent's Account
Schedule C-1               Commitments
Schedule D-1               Designated Account
Schedule P-1               Permitted Liens
Schedule 5.5               Locations of Equipment
Schedule 5.7               Chief Executive Office; FEIN
Schedule 5.8(c)            Capitalization of Borrower's Subsidiaries
Schedule 5.10              Litigation
Schedule 5.14              Environmental Matters
Schedule 5.16              Intellectual Property
Schedule 5.18              Demand Deposit Accounts
Schedule 5.20              Permitted Indebtedness

                                  SCHEDULE A-1
                                 AGENT'S ACCOUNT

            An account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Agent with JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

                                  SCHEDULE C-1
                                   COMMITMENTS

==========================================================================================
          LENDER              REVOLVER COMMITMENT              TOTAL COMMITMENT
==========================================================================================
Foothill Capital                  $20,000,000                    $20,000,000
Corporation
==========================================================================================
All Lenders                       $20,000,000                    $20,000,000
==========================================================================================

                                  SCHEDULE D-1
                               DESIGNATED ACCOUNT

            Account number 541-48613 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designed as such, in writing, by Borrower to Agent.

            "DESIGNATED ACCOUNT BANK" means Fleet National Bank, whose office is located at 100 Federal Street, Boston, Massachusetts, and whose ABA number is 011-000-390.